SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                 FORM 8-K


                             CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported):
                           November 2, 1998



                         Wells Fargo & Company
          (Exact name of registrant as specified in its charter)




         Delaware                  1-2979                41-0449260
(State or other jurisdiction       (Commission         (IRS Employer
    of incorporation)              File Number)      Identification No.)





             420 Montgomery Street, San Francisco, California   94163
            (Address of principal executive offices)         (Zip Code)




        Registrant's telephone number, including area code:  1-800-411-4932




                              Norwest Corporation
                                (Former Name)



                  Sixth and Marquette, Minneapolis, Minnesota  55479
                              (Former Address)

ITEM 2.  Acquisition or Disposition of Assets

Effective November 2, 1998, Wells Fargo & Company (the "former Wells Fargo") merged with and into WFC Holdings Corporation (WFC Holdings), a Delaware corporation and a wholly-owned subsidiary of Norwest Corporation (the "corporation"), with WFC Holdings as the surviving corporation.

Also, in conjunction with the merger, the corporation changed its name to "Wells Fargo & Company."

The merger was consummated pursuant to an Agreement and Plan of Merger by and among the former Wells Fargo, the corporation and WFC Holdings dated as of June 7, 1998 and amended and restated as of September 10, 1998 (the "Agreement"). Pursuant to the Agreement, upon consummation of the merger on November 2, 1998, each share of the former Wells Fargo common stock was converted into the right to receive ten shares of the corporation's common stock. A copy of the press release announcing the close of the merger transaction is filed as Exhibit 99(a) to this Current Report on Form 8-K.

The Joint Proxy Statement-Prospectus dated September 11, 1998 of the corporation and the former Wells Fargo, forming a part of the corporation's Registration Statement on Form S-4 (Registration No. 333-63247), sets forth additional information regarding the merger, including a description of the transaction, information concerning the corporation and the former Wells Fargo and the intended structure and operation of the combined company created by the merger.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(a)      Financial statements of business acquired.

         The financial statements of the former Wells Fargo as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, 1996 and 1995 are incorporated by reference to the Registration Statement on Form S-4 of the corporation (Registration No. 333-63247). The financial statements of the former Wells Fargo as of September 30, 1998 and 1997 and for the nine months ended September 30, 1998 and 1997 are incorporated by reference to the Current Report on Form 8-K (Commission File 1-6214) dated and filed October 20, 1998.

(b)      Pro forma financial information.

         The unaudited pro forma condensed combined financial information for each of the three years ended December 31, 1997, 1996 and 1995 is incorporated by reference to the corporation's Registration Statement on Form S-4 (Registration No. 333-63427). The unaudited pro forma condensed combined financial information as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 is filed as Exhibit 99(c) to this Current Report on Form 8-K.

(c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit     Description
No.

99(a).      Press Release, dated November 2, 1998, issued by the corporation.

99(b). Joint Proxy Statement-Prospectus dated September 11, 1998 (incorporated by reference to the corporation's Registration Statement on Form S-4 (Registration No. 333-63427) previously filed on September 11, 1998).

99(c). Unaudited pro forma condensed combined financial information as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997.

                                                                 Exhibit 99(a)

WELLS FARGO & COMPANY




                                           MEDIA          INVESTORS
                                           Larry Haeg     Robert S. Strickland
                                           612-667-7043   612-667-7919

               MERGER OF WELLS FARGO AND NORWEST COMPLETED

SAN FRANCISCO, Nov. 2, 1998 - Wells Fargo & Company (NYSE: WFC) and Norwest

Corporation said today they have completed their merger - creating the new

Wells Fargo, a diversified financial services company.  The new company is headquartered in San Francisco and has $196 billion in assets, 15 million customers, 5,836 stores and almost 102,000 team members.  It ranks seventh in assets and third in the market value of its stock at Sept. 30 among U.S. bank holding companies.


 "We firmly believe this new company - which combines the best of both organizations - will become the premier financial services company in the

United States and the leading banking franchise in the Midwest and Western

United States," said Dick Kovacevich, president and chief executive officer of the new company. "Our customers, communities, shareowners and team members all will benefit from this merger with greater convenience and a broader array of products and services."


Added Kovacevich, "For our 15 million customers, nothing changes yet.

Integrating systems is expected to take from six months to two years to complete. During the second half of next year, Norwest customers will begin seeing the Norwest name change to Wells Fargo on their stores, checks,

statements and other materials."


Paul Hazen, chairman of Wells Fargo, said the key to a successful integration will be execution. "We're committed to the goal of doing it right so we can continue to provide outstanding customer service throughout the integration,"

he said. "Dozens of transition teams comprised of hundreds of team members are committed to making sure we begin every discussion with what's best for the customer and ensure the interests of our team members and shareholders are aligned.  We're going to take our time.  We're going to do it right."


The combined franchise has 2,859 banking stores and covers 21 states from

California to Ohio.  Norwest Mortgage - the nation's leading originator and servicer of mortgages - has 824 stores and a presence in all 50 states.

Norwest Financial - the premier consumer finance company in the hemisphere -

has 1,349 stores in 47 states, all 10 Canadian provinces, the Caribbean, Latin

America and elsewhere internationally.

As previously announced, Wells Fargo's Hazen is chairman, Norwest's Kovacevich is president and chief executive officer, Norwest's Les Biller is chief operating officer and vice chairman, and Wells Fargo's Rod Jacobs is chief financial officer and vice chairman.  The four will work closely together and will be involved in all major decisions affecting the combined company.


Common stockholders of Wells Fargo receive 10 shares of common stock of Norwest in exchange for each share of Wells Fargo common stock.


Norwest's stock symbol NOB has been retired - stock of the new company will now trade under the symbol WFC.  The two companies announced a definitive agreement

June 8.  The Board of Governors of the Federal Reserve system approved the merger October 14; stockholders of both companies approved the merger

October 20.


The new company:

* ranks 1st in financial services stores in the Western Hemisphere,
* ranks 1st in mortgage originations and servicing,
* ranks 1st in Internet banking,
* ranks 1st in agricultural lending among U.S. banks,
* ranks 1st in student loans,
* ranks 1st in the number of small business loans among U.S. banks,
* ranks 1st in commercial real estate lending,
* ranks 1st in auto finance,
* ranks 1st among banks in insurance agency sales,
* ranks 3rd in the number of ATMs in the U.S,
* ranks 4th in middle-market lending among all banks,
* ranks 4th among all banks in mutual funds under management,
* ranks 3rd in market capitalization among U.S. bank holding companies,
* ranks 7th in assets among U.S. bank holding companies,
* is an industry leader in alternative banking strategy, developed by Wells Fargo, and
* is an industry leader in community banking strategy, developed by Norwest.

Combined data (pro forma  9/30/98)
Assets (billions)                           $196
Loans (billions)                            $108
Deposits (billions)                         $130
Net income (billions - ytd)                 $2.1
Revenue (billions - ytd)                    $15.3*
Customers (millions)                        15
Mortgage originations (billions - ytd)      $75
Mortgage servicing (billions)               $233
Credit card loans (billions)                $6
Consumer credit card accounts (millions)    4
Stores                                      5,836
ATMs                                        6,065
Market capitalization (billions - 9/30/98)  $58.3
Common shares outstanding (millions)        1,620
Net interest margin (ytd)                   5.88 %
Team members                                101,591
*interest income plus non-interest income


Wells Fargo is a $196 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through 5,836 stores in all 50 states, Canada, the Caribbean, Latin America and elsewhere internationally.



Editors: Please refer to http://www.norwest.com/information-mergernews/presskit or http://wellsfargo.com/merger/press/doc/ for more information.


This news release contains forward-looking statements with respect to financial conditions, results of operations and businesses of Wells Fargo, Norwest and the combined company including statements relating to: (a) the cost savings and accretion to reported earnings that will be realized from the merger; (b) the impact on revenues of the merger; and (c) the restructuring charges expected to be incurred in connection with the merger.  These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the merger cannot be fully realized or realized within this expected time frame; (2) revenues following the merger are lower than expected; (3)

competitive pressure among financial services companies increases significantly; (4) costs or difficulties related to the integration of the businesses of Wells Fargo and Norwest are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either internationally or nationally or in the states in which the combined company will be doing business, are less favorable than expected; or

(7) legislation or regulatory requirements or changes adversely affect the businesses in which the combined company would be engaged.

                                                              Exhibit 99(c)

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


                        Pro forma Financial Information

The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact on the historical financial positions and results of operations of the corporation and the former Wells Fargo pursuant to the "merger of equals" ("Merger"), in accordance with the Agreement, under the "pooling of interests" method of accounting. The unaudited pro forma condensed combined financial information combines the historical financial information of the corporation and the former Wells Fargo as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997, respectively. The unaudited pro forma condensed combined statements of income give effect to the Merger as if the Merger had been consummated at the beginning of the earliest period presented.

The pro forma condensed combined balance sheet assumes the Merger was consummated on September 30, 1998. The Merger provides for the exchange of ten shares of the corporation's common stock for each outstanding share of the former Wells Fargo common stock. The pro forma condensed combined financial information as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997 is based on, and derived from, and should be read in conjunction with the historical consolidated financial statements and the related notes thereto of the corporation and the former Wells Fargo which are incorporated by reference herein. Pro forma stockholders' equity at September 30, 1998 includes the effect of an estimated non-recurring Merger charge of $950 million ($625 million after taxes). See Note 3 to the unaudited pro forma condensed financial information on page 15 for further information. The pro forma condensed combined financial statements do not give effect to anticipated cost savings or potential revenue enhancements in connection with the Merger.

The pro forma data are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the Merger been consummated during the periods or as of the dates for which the pro forma data are presented.

                WELLS FARGO & COMPANY (FORMERLY NORWEST CORPORATION)
                    ("CORPORATION") AND THE FORMER WELLS FARGO
                     UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AT SEPTEMBER 30, 1998
(in millions)
                                                 FORMER
                                                  WELLS               PROFORMA
                                   CORPORATION    FARGO  ADJUSTMENTS  COMBINED

ASSETS
Cash and due from banks ............$    4,447    6,538            -    10,985
Interest-bearing deposits ..........        57       31            -        88
Federal funds sold and
  resale agreements ................       871    1,080            -     1,951
Total cash and cash equivalents ....     5,375    7,649            -    13,024
Trading account securities..........       357      658            -     1,015
Investment securities
  available for sale ...............    24,585    8,242         (669)   32,158
Investment securities
  held to maturity .................       901      405            -     1,306
Total investment securities ........    25,486    8,647         (669)   33,464
Loans held for sale ................     3,873    1,179            -     5,052
Mortgages held for sale ............    14,721      748            -    15,469
Loans and leases, net of
  unearned discount ................    45,251   62,447            -   107,698
Allowance for credit losses ........    (1,337)  (1,833)           -    (3,170)
Net loans and leases ...............    43,914   60,614            -   104,528
Premises and equipment, net ........     1,470    1,913         (110)    3,273
Mortgage servicing rights, net .....     2,725        -            -     2,725
Goodwill and intangible assets .....     1,109    8,454            -     9,563
Interest receivable
  and other assets .................     4,697    2,953            -     7,650
     Total assets ..................$  103,727   92,815         (779)  195,763

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing ..............$   18,409   22,542            -    40,951
  Interest bearing .................    41,773   47,227            -    89,000
    Total deposits .................    60,182   69,769            -   129,951
Short-term borrowings ..............    15,700    1,870            -    17,570
Accrued expenses and
  other liabilities ................     5,685    2,863          657     9,205
Long-term debt .....................    14,672    3,814            -    18,486
Guaranteed preferred beneficial
  interest in the former Wells
  Fargo subordinated debentures ....         -    1,299         (669)      630

Preferred stock ....................       187      275            -       462
Common stock .......................     1,306      426          994     2,726
Surplus ............................       542    8,375         (994)    7,923
Retained earnings ..................     5,613    4,069         (767)    8,915
Accumulated other
  comprehensive income .............       405       55            -       460
Notes receivable from ESOP .........        (4)       -            -        (4)
Treasury stock .....................      (561)       -            -      (561)
     Total stockholders' equity ....     7,488   13,200         (767)   19,921
     Total liabilities and
       stockholders' equity ........$  103,727   92,815         (779)  195,763

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

              WELLS FARGO & COMPANY (FORMERLY NORWEST CORPORATION)
                 ("CORPORATION") AND THE FORMER WELLS FARGO
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        NINE MONTHS ENDED SEPTEMBER 30, 1998
(in millions, except for per common share amounts)
                                                 FORMER
                                                  WELLS               PROFORMA
                                    CORPORATION   FARGO  ADJUSTMENTS  COMBINED

INTEREST INCOME ON
Loans and leases ....................$    3,618   4,427            -     8,045
Investment securities
  available for sale ................       936     403          (10)    1,329
Investment securities
  held to maturity ..................        20      18            -        38
Loans held for sale .................       212      62            -       274
Mortgages held for sale .............       574      35            -       609
Money market investments ............        39      35            -        74
Trading account securities ..........        40      48            -        88
     Total interest income ..........     5,439   5,028          (10)   10,457

INTEREST EXPENSE ON
Deposits ............................     1,121   1,219            -     2,340
Short-term borrowings ...............       467      90            -       557
Long-term debt ......................       588     217            -       805
Guaranteed preferred beneficial
  interest in the former Wells Fargo
  subordinated debentures ...........         -      76          (10)       66
     Total interest expense .........     2,176   1,602          (10)    3,768
     Net interest income ............     3,263   3,426            -     6,689
Provision for credit losses .........       411     510            -       921
     Net interest income after
       provision for credit losses ..     2,852   2,916            -     5,768

NON-INTEREST INCOME
Mortgage banking ....................       825      28            -       853
Trust and investment fees
  and commissions ...................       386     408            -       794
Service charges and fees ............       491     934            -     1,425
Credit card fee revenue .............       116     269            -       385
Insurance ...........................       278       -            -       278
Data processing .....................        53       -            -        53
Net investment securities
  available for sale gains ..........        97      41            -       138
Net venture capital gains ...........       116       -            -       116
Trading .............................       111      30            -       141
Other ...............................       177     451            -       628
     Total non-interest income ......     2,650   2,161            -     4,811

NON-INTEREST EXPENSES
Salaries and benefits ...............     2,120   1,301           (6)    3,415
Net occupancy .......................       264     295            -       559
Equipment rentals, depreciation
  and maintenance ...................       280     294            8       582
Business development ................       199     135            -       334
Communication .......................       241     193            -       434
Data processing .....................       123      51            -       174
Intangible asset amortization .......       126     434            -       560
Other ...............................       447     538            -       985
     Total non-interest expenses ....     3,800   3,241            2     7,043

(continued on page 12)

                WELLS FARGO & COMPANY (FORMERLY NORWEST CORPORATION)
                   ("CORPORATION") AND THE FORMER WELLS FARGO
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                       NINE MONTHS ENDED SEPTEMBER 30, 1998
(in millions, except for per common share amounts)

(Continued from page 11)
                                                  FORMER
                                                   WELLS               PROFORMA
                                    CORPORATION    FARGO  ADJUSTMENTS  COMBINED

INCOME BEFORE INCOME TAXES ..........     1,702    1,836           (2)    3,536
Income tax expense ..................       559      837           (1)    1,395
NET INCOME ..........................$    1,143      999           (1)    2,141

NET INCOME PER COMMON SHARE
Basic ...............................$     1.49    11.55            -      1.31
Diluted .............................      1.46    11.44            -      1.29

WEIGHTED AVERAGE COMMON AND
  POTENTIAL COMMON SHARES
Basic ...............................     760.4     85.4        768.6   1,614.4
Diluted .............................     774.3     86.2        775.9   1,636.4

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

                WELLS FARGO & COMPANY (FORMERLY NORWEST CORPORATION)
                  ("CORPORATION") AND THE FORMER WELLS FARGO
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                    NINE MONTHS ENDED SEPTEMBER 30, 1997
(in millions, except for per common share amounts)




                                                  FORMER
                                                   WELLS               PROFORMA
                                     CORPORATION   FARGO  ADJUSTMENTS  COMBINED

INTEREST INCOME ON
Loans and leases ....................$     3,364   4,492            -     7,856
Investment securities
  available for sale ................      1,016     573            -     1,589
Investment securities
  held to maturity ..................         21      18            -        39
Loans held for sale .................        168      61            -       229
Mortgages held for sale .............        324      17            -       341
Money market investments ............         40      15            -        55
Trading account securities ..........         29      21            -        50
     Total interest income ..........      4,962   5,197            -    10,159

INTEREST EXPENSE ON
Deposits ............................      1,075   1,280            -     2,355
Short-term borrowings ...............        327     121            -       448
Long-term debt ......................        579     234            -       813
Guaranteed preferred beneficial
  interest in the former Wells Fargo
  subordinated debentures ...........          -      75            -        75
     Total interest expense .........      1,981   1,710            -     3,691
     Net interest income ............      2,981   3,487            -     6,468
Provision for credit losses .........        379     420            -       799
     Net interest income after
       provision for credit losses ..      2,602   3,067            -     5,669

NON-INTEREST INCOME
Mortgage banking ....................        624      44            -       668
Trust and investment fees
  and commissions ...................        321     389            -       710
Service charges and fees ............        425     874            -     1,299
Credit card fee revenue .............         88     234            -       322
Insurance ...........................        264       -            -       264
Data processing .....................         55       -            -        55
Net investment securities
  available for sale gains ..........         20       6            -        26
Net venture capital gains ...........        165       -            -       165
Trading .............................         65      59            -       124
Other ...............................        168     348            -       516
     Total non-interest income ......      2,195   1,954            -     4,149

NON-INTEREST EXPENSES
Salaries and benefits ...............      1,725   1,297           (6)    3,016
Net occupancy .......................        242     292            -       534
Equipment rentals, depreciation
  and maintenance ...................        248     289            8       545
Business development ................        185      97            -       282
Communication .......................        216     228            -       444
Data processing .....................        127      37            -       164
Intangible asset amortization .......        126     460            -       586
Other ...............................        404     708            -     1,112
     Total non-interest expenses ....      3,273   3,408            2     6,683

(continued on page 14)

                WELLS FARGO & COMPANY (FORMERLY NORWEST CORPORATION)
                    ("CORPORATION") AND THE FORMER WELLS FARGO
                 UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        NINE MONTHS ENDED SEPTEMBER 30, 1997
(in millions, except for per common share amounts)

(Continued from page 13)
                                                  FORMER
                                                   WELLS               PROFORMA
                                     CORPORATION   FARGO  ADJUSTMENTS  COMBINED

INCOME BEFORE INCOME TAXES                 1,524   1,613           (2)    3,135
Income tax expense ..................        529     756           (1)    1,284
NET INCOME ..........................$       995     857           (1)    1,851

NET INCOME PER COMMON SHARE
Basic ...............................$      1.31    9.38            -      1.11
Diluted .............................       1.29    9.28            -      1.10

WEIGHTED AVERAGE COMMON AND
  POTENTIAL COMMON SHARES
Basic ...............................      748.0    89.1        801.9   1,639.0
Diluted .............................      758.1    90.1        810.5   1,658.7

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

               WELLS FARGO & COMPANY (FORMERLY NORWEST CORPORATION)
                   ("CORPORATION") AND THE FORMER WELLS FARGO


           Notes to Unaudited Pro Forma Condensed Financial Information

1.  Basis of Presentation
    The unaudited pro forma condensed financial information has been prepared using the pooling of interests method of accounting, giving effect to the Merger as if it had occurred as of the beginning of the earliest period presented. The pro forma financial information presented is not necessarily indicative of the results of the operations had the Merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain historical financial information has been reclassified to conform with the current presentation. The Merger, which closed on November 2, 1998, provided for issuance of ten shares of the corporation's common stock for each outstanding share of the former Wells Fargo common stock. At September 30, 1998, the corporation had four pending transactions (exclusive of the Merger) with total assets of approximately $317 million, and anticipated that approximately 1.8 million common shares would be issued upon consummation of these transactions. The pro forma information does not give effect to such other pending transactions of the corporation as they are not material to the pro forma condensed financial information, either individually or in the aggregate. In order to comply with Department of Justice merger guidelines, the corporation and the former Wells Fargo were requested to sell approximately $1.2 billion of deposits. The impact of such divestitures is not material and no adjustment has been included in the unaudited pro forma combined financial statements for the pending divestitures.

2.  Accounting Policies and Financial Statement Classifications
    The corporation and the former Wells Fargo have identified and conformed certain accounting policies, and as described below in Note (4), the accompanying pro forma financial information reflects such conforming accounting adjustments. The accounting policies of both the corporation and the former Wells Fargo are in the process of being reviewed in detail. Upon completion of such review, other conforming adjustments or financial statement reclassifications may be determined. At September 30, 1998, the former Wells Fargo goodwill and intangibles amounted to $8.5 billion, and the corporation's goodwill and intangibles amounted to $1.1 billion. In conjunction with the Merger and recent financial projections, management is currently in the process of assessing such intangibles for impairment. Transactions between the corporation and the former Wells Fargo are not material in relation to the pro forma financial information. Therefore, intercompany balances have not been eliminated from the pro forma combined amounts, other than the elimination of the corporation's investment in the guaranteed preferred beneficial interest in the former Wells Fargo subordinated debentures, and related interest income and interest expense.

3.  Non-recurring Merger Charge
    Pro forma stockholders' equity includes the effect of an estimated non-recurring charge of approximately $950 million, $625 million net of income taxes. Since the estimated charge is non-recurring, it has not been reflected in the pro forma condensed combined statements of income and related per common share calculations. The charge does not include any impairment of intangibles that may be identified upon completion of the review discussed in Note 2.

    The estimated non-recurring charge consists of the following (in millions):

    Employee-related expense ......................................   $295
    Costs associated with systems integration,
      operations and customer conversions .........................    350
    Branch consolidations, name change and signage ................    185
    Investment banking, legal and accounting fees .................    120
                                                                       950
    Income tax benefit ............................................    325
    Total estimated non-recurring charge ..........................   $625

    The pro forma condensed combined financial information does not reflect any benefit expected from revenue enhancements or derived from potential cost savings related to the Merger. Although management anticipates revenue enhancements and cost savings will result from the Merger, there can be no assurance these items will be achieved.

4.  Pro Forma Adjustments
    The following pro forma adjustments have been reflected in the pro forma condensed combined financial information:

    * Common stock and surplus were adjusted by $994 million, based on 85.2 million shares of the former Wells Fargo common stock outstanding at September 30, 1998, reflecting the exchange of 10 shares of the corporation's common stock for each share of the former Wells Fargo common stock, and accounting for the Merger as a pooling of interests.
      The adjustment reflects the reclassification from surplus to common stock to reflect the $1 2/3 par value of the corporation's common stock. The number of shares of the corporation's common stock to be issued upon consummation of the Merger will be based on the number of shares of the former Wells Fargo common stock outstanding at that time and will include approximately 2.5 million shares of the former Wells Fargo common stock that the former Wells Fargo issued subsequent to September 30, 1998 and prior to consummation of the Merger to cure a portion of previously repurchased "tainted" shares prior to the Merger. For the two-year period from June 8, 1996 to the announcement date of the Merger, the former Wells Fargo repurchased and retired shares of the former Wells Fargo common stock that are presumed to be "tainted" under Accounting Principles Board (APB) Opinion No. 16 and authoritative interpretations thereof. The former Wells Fargo rescinded its stock repurchase programs as of June 7, 1998. These tainted shares may be deemed to result in certain conditions to the use of pooling of interests accounting for the Merger not being met. The former Wells
      Fargo cured such "tainted" shares prior to completion of the Merger by issuing shares of the former Wells Fargo common stock in a manner that complies with the requirements of APB Opinion No. 16 and authoritative interpretations thereof.

    * Other liabilities and retained earnings were adjusted by $950 million ($625 million, net of income taxes), to reflect the non-recurring Merger charge discussed in Note (3).

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    * Other liabilities and retained earnings have been adjusted by $153 million before taxes ($100 million, net of income taxes) reflecting the transition obligation for the former Wells Fargo postretirement medical and life insurance benefits upon initial adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (FAS 106) at the beginning of 1992. The corporation adopted FAS 106 in 1992 and immediately recognized the accumulated postretirement benefit obligations at the time of adoption as a cumulative effect of change in accounting principle. Subsequent to 1992, salaries and benefits expense has been reduced and retained earnings has been credited to eliminate the annual pre-tax charge of $8 million ($5 million, net of income taxes) related to the amortization of the former Wells Fargo transition obligations.

    * Premises and equipment and retained earnings have been adjusted by $110 million before taxes ($72 million, net of income taxes) reflecting the conforming of capitalization policies for premises and equipment. The capitalization policy of the pro forma combined company reflects a higher dollar threshold for capitalizing purchases of furniture and equipment that is currently used by one of the parties to the Merger. Use of a higher dollar threshold is consistent with the size of the combined company. Equipment expense has been adjusted by $8 million for the first nine months of 1998 and 1997, respectively, reflecting adjustments for capitalization of such items, partially offset by related depreciation previously recorded.

     At September 30, 1998, the net adjustment to accrued expenses and other liabilities is determined as follows (dollar amounts in millions):

     Non-recurring merger charge .....................................$  950
     Tax effect of non-recurring merger charge .......................  (325)

     Postretirement transition obligations .....................  153
     Less amortization through September 30, 1998 ..............  (45)   108
     Tax effect of unamortized postretirement
       transition obligations ........................................   (38)
     Tax effect of $110 adjustment to
       premises and equipment ........................................   (38)
     Net adjustment to accrued expenses
       and other liabilities .........................................$  657

     At September 30, 1998, the net adjustment to retained earnings is determined as follows (dollar amounts in millions):

     Non-recurring merger charge, net of income taxes ................$ (625)
     Postretirement transition obligation adjustment,
       net of amortization and income taxes ..........................   (70)
     Adjustment to premises and equipment,
       net of income taxes ...........................................   (72)
     Net adjustment to retained earnings..............................$ (767)

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5.   Pro forma Earnings Per Share

     The pro forma combined basic and diluted earnings per share for the respective periods presented is based on the combined weighted average number of common and dilutive potential common shares and adjusted weighted shares of the corporation and the former Wells Fargo. The number of weighted average common shares and adjusted weighted average shares, including all dilutive potential common shares, reflects the exchange of ten shares of the corporation's common stock for each share of the former Wells Fargo common stock. Amounts used in the determination of pro forma basic and diluted earnings per share are as follows:


                                                  For the Nine Months
     (In millions)                                 Ended September 30,
                                                      1998       1997
     Net income................................. $   2,141       1,851
     Less dividends accrued on preferred stock..        26          34
     Income available to common stockholders.... $   2,115       1,817

     Weighted average shares outstanding .......   1,614.4     1,639.0
     Adjustments for dilutive securities:
     Assumed exercise of stock options and
       restricted share rights..................      22.0        19.7
     Diluted common shares......................   1,636.4     1,658.7

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           Wells Fargo & Company
                                           (Registrant)


Dated:  November 16, 1998           By:   /s/ Les L. Quock
                                          Controller
                                          (Principal Accounting Officer)


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